Exhibit 10.12

February 11, 2023

Industrial Funding Group, Inc. 13848 Ventura Blvd.

Sherman Oaks, Calif. 91423-3654 Attn: Steve W. Quale

1847 ICU Holdings, Inc.

590 Madison Ave

New York, NY 10022

Attn: Mr. Ellery W. Roberts

Re: Indemnity and Release Letter

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of February 9, 2023 (the “Loan Agreement”), between 1847 ICU HOLDINGS INC., a Delaware corporation, ICU EYEWEAR, INC., a California corporation, and ICU EYEWEAR HOLDINGS, INC., a California corporation, jointly and severally as Borrower (the “Borrower”), and INDUSTRIAL FUNDING GROUP, INC., a California corporation (“Industrial Funding”) and to the Commercial Loan Purchase Agreement, dated February 10, 2023 (the “Purchase Agreement”), between Industrial Funding, as seller, and GemCap Solutions, a Delaware limited liability company (“GemCap”), as Purchaser. Capitalized terms used but not defined herein, shall have the respective meanings given to them in the Loan Agreement.

This letter notifies Borrower that the Loan Agreement and the other related Loan Documents signed by Borrower are on forms created by GemCap and not Industrial Funding and that pursuant to Section 14.5(b) of the Loan Agreement that as of the date hereof, Industrial Funding has sold and assigned the Loans, Loan Agreement and the other Loan Documents related thereto to GemCap and GemCap is the successor by assignment to the right, title and interest of Industrial Funding in and to the Loan Agreement and the other Loan Documents related thereto (the “Assigned Agreements”). Thus, from and after the date hereof, GemCap shall have all of the rights of Industrial Funding under the Assigned Agreements and all amount due and payable by Borrower to Lender thereunder shall be made directly to GemCap and all communications and notices that would have been delivered to Industrial Funding shall be delivered to GemCap at the address below:

GemCap Solutions, LLC
9901 I.H. 10 West, Suite 800
San Antonio, TX 78230
Attention: David Ellis

In addition to the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GemCap hereby agrees to indemnify and hold harmless Industrial Funding and its respective Affiliates, and each of their respective directors, officers, agents, managers, members, stockholders and employees (each, an “Indemnified Party” for purposes of this Agreement) from and against any and all damages, losses, claims, expenses, obligations, injuries, penalties, stamp, income, excise or other similar taxes, actions, suits, judgments, liabilities and related costs and expenses of whatever kind or nature regardless of their merit (including reasonable attorneys’ fees and disbursements) (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by any of them arising out of or relating to any breach of any representation, warranty or covenant contained in the Loan Agreement, the failure of Industrial Funding or GemCap to perform any of its obligations under the Loan Agreement or arising out of any claims, lawsuits, or other proceedings asserted against an Indemnified Party by Borrower or by any taxing authority; excluding, however, Indemnified Amounts to the extent a final judgment by a court of competent jurisdiction finds that such Indemnified Amounts resulted directly and primarily from the willful misconduct on the part of such Indemnified Party. For sake of clarity, specifically included in the GemCap indemnity is any tax obligation of Industrial Funding arising from the fees payable to Industrial Funding in any of the Loan Documents out of the initial funding, including, without limitation the Closing Fee and Annual Line Fee provided for in Section 3(c) of the Loan and Security Agreement Schedule.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby acknowledges and agrees, for the benefit of both Industrial Funding and GemCap that (i) the Loan, the Loan Agreement and the Loan Documents related thereto has been, or will be, sold and assigned by Industrial Funding to GemCap effective as of the date of the Loan Agreement, and hereby consents to such sale and assignment, and (ii) it has been advised by independent legal counsel of its choice and is familiar with the provisions of California Civil Code Section 1542, which is expressly understood by Borrower, Industrial Funding and GemCap to provide as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

As partial consideration for the agreement of Industrial Funding to enter into the Loan Agreement and the other Loan Documents related thereto, the Borrower hereby releases and forever discharges Industrial Funding and its officers, directors, agents, attorneys, managers, members, employees, successors and assigns of and from any and all claims of whatever kind, known or unknown, in contract, based upon statutory or common law, present or future, that they may have or may acquire, on account of any activities or omissions of Industrial Funding, as Lender, and those persons or entities hereby released, from the beginning of time through and including the date hereof, including but not limited to, any claims under or related to the Loan Agreement, the other Loan Documents or activities taken by Industrial Funding with respect to the Loan Agreement, the other Loan Documents or any of the matters described herein. Accordingly, Borrower expressly waives any and all rights it may have under California Civil Code Section 1542, as well as under any other statute or common law principles of similar effect. This letter shall act as a release of all existing claims as well as all future claims that may be related to or arise directly or indirectly out of any transactions between the Borrower and Industrial Funding, as Lender, and any and all other matters related thereto, whether such claims are currently known, unknown, foreseen or unforeseen.

[Signature Pages Follow]

If you have questions, please feel free to contact GemCap by e-mail at dellis@gemcapsolutions.com. Thank you for your assistance with this matter.

Very truly yours,

GEMCAP SOLUTIONS, LLC,

By:	/s/ David Ellis
Name:	David Ellis Title: Co-President

AGREED TO AND ACCEPTED:

INDUSTRIAL FUNDING GROUP, INC.

By:	/s/ Anthony P. Arons
Name:	Anthony P. Arons
Title:	President

[Indemnity and Release Letter – Signature Page 1 of 2]

AGREED TO AND ACCEPTED:

BORROWER:

1847 ICU HOLDINGS INC.

By:	/s/ Ellery Roberts
Name:	Ellery Roberts
Title:	CEO

ICU EYEWEAR HOLDINGS, INC.

By:	/s/ Kirk Hobbs
Name:	Kirk Hobbs
Title:	Chief Executive Officer

ICU EYEWEAR, INC.

By:	/s/ Kirk Hobbs
Name:	Kirk Hobbs
Title:	Chief Executive Officer

[Indemnity and Release Letter – Signature Page 2 of 2]

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